Exhibit 99.1
Magnolia Solar to Explore Commercialization of High Performance Nanostructured Antireflection Coatings at Solar Power International

WOBURN, MA and ALBANY, NY – October 22, 2013 -- Magnolia Solar Corporation (OTCBB: MGLT) (“Magnolia Solar”) announces that it has tested the performance of its nanostructured antireflection coating by integrating the antireflection coated film on the front glass of a silicon solar panel. The testing involved measuring power output at various tilt angles to simulate the path of sunlight for time of day and season.  The results show that Magnolia’s thin film enhances the annual power output of the solar panel from 6% to 12% depending on the geographic location and panel tilt angle. Magnolia’s power-boosting film creates an optimal optical interface between the solar panel front glass and air that nearly eliminates the front glass reflection loss, increasing the power output. In addition, the test results show that the nanostructured antireflective coating implemented on the solar panels will enhance the “flash test” performance by 4% to 6%, providing a higher power wattage rating for the panel.

Dr. Ashok K. Sood, President and CEO of Magnolia Solar Corporation, plans to attend the Solar Power International meeting in Chicago, IL (October 21-24, 2013) to explore commercialization of the patent-pending coating technology for enhanced power output from solar panels. Dr. Sood comments, “This conference provides a forum to talk with many potential companies to explore commercialization of our technology to further enhance the power output of the solar panels. This coating technology can be implemented in silicon-based solar panels and other solar cell technologies, including thin-film based solar panels.”

About Magnolia Solar Corporation

Based in Woburn, MA and Albany, NY, Magnolia Solar was founded in 2008 to develop and commercialize revolutionary flexible thin-film solar cell technologies that employ nanostructured materials and designs.  Both higher current and higher voltage outputs are expected from thin-film solar cells that combine Magnolia’s exclusive material structures with advanced optical coatings.  Magnolia’s patent pending technology has the ability to capture a larger part of the solar spectrum to enable high efficiency solar cells, and incorporates a unique nanostructure-based antireflection coating technology to further increase solar cell efficiency, thereby reducing the cost per watt.  The company is targeting a variety of civilian and defense applications for its photovoltaic solar cells.  Magnolia’s solar cell technology can be used to generate power for existing electrical grids, and is particularly well-suited for distributed and portable power generation applications.

For more information, please visit www.MagnoliaSolar.com, or visit us on Facebook, Twitter, You Tube, or LinkedIn.

Forward-Looking Statements

This release contains forward-looking statements, including, without limitation, statements concerning our business and possible or assumed future results of operations. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including: our ability to continue as a going concern, adverse economic changes affecting markets we serve; competition in our markets and industry segments; our timing and the profitability of entering new markets; greater than expected costs, customer acceptance of our products or difficulties related to our integration of the businesses we may acquire; and other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

For more information contact:

info@magnoliasolar.com